EXHIBIT 10.5

Honorary Consultant Cooperation Agreement

Party A: Bao Feng Biotech (Beijing) Co., Ltd.

Party B: Jiang Hai Hui

ID number:362423198901245512

Party A invites Party B to be Party A's honorary consultant for its development needs. After consultation between the two parties, the following agreements are concluded:

I. Scope of Agreement

Party A and Party B jointly carry out project application, project cooperation, product development and technology landing and other cooperation projects. The ownership of the results shall be discussed according to the specific study of the project.

Party A provides technical guidance for project design and data analysis.

Party B provides suggestions and opinions on brain neuromedicine.

Other things depend on specific project negotiation.

II. Term of contract

This Agreement shall enter into force on the date of signature (seal) by both parties and shall be valid for 2 years.

III. Dispute Settlement

Any disputes arising from or relating to this contract shall be settled through consultation between the two parties.

IV. Unfinished Matters

For matters not covered in this Agreement, a supplementary agreement shall be made after consultation between the two parties. The Supplementary Agreement shall be an annex to this Agreement and shall have the same effect as this Agreement.

Supplementary articles

1. This Agreement is in duplicate and each party holds one copy. Each text of the agreement has the same legal effect.

2. This Agreement shall enter into force upon signature by all parties.

Signature date: Year, month and day

Party A (seal):

Legal representative or authorized representative (signature):

Party B (seal):

Legal representative or authorized representative (signature):

蒋海辉 Jiang Haihui 主治医师 Attending physician

清华大学第一附属医院  神经外科

Department of neurosurgery, the first affiliated Hospital of Tsinghua University.

mainly engaged in the research work of brain glioma and primary central nervous system lymphoma, and I am very familiar with its comprehensive treatment. Skilled in the treatment of meningioma, pituitary tumor and craniopharyngioma. Also has the unique attains to the craniocerebral trauma and the hypertensive cerebral hemorrhage, excels in the intracranial hematoma minimally invasive drilling drainage operation.

Practice experience:

Jiang haihui, master degree, attending physician. In 2014, he graduated from capital medical university majoring in neurosurgery under the guidance of professor Lin song, a famous expert in neurosurgery in China. He has won the national scholarship, the outstanding resident physician of Beijing, and the youth star of the first affiliated hospital of Tsinghua University. 22 papers have been published in such well-known journals as neuro-oncology, Annals of Surgical Oncology, Journal of neuro-oncology, Journal of Neurosurgery, Chinese Journal of medicine, Chinese Journal of surgery, and Chinese Journal of Neurosurgery, among which 9 have been published as the first author, with the highest influencing factor of 7.371 for each paper, and the cumulative influencing factor of nearly 40 points. In addition, he participated in two national natural science foundation projects, "a study on the role of multi-parameter magnetic resonance technology in monitoring high-risk peritumor penumbra in glioblastoma surgery and tumor progression" and "a study on risk assessment of glioblastoma recurrence based on multi-mode magnetic resonance technology". Participated in compiling a volume of primary central nervous system lymphoma.

荣誉顾问合作协议

甲方：宝枫生物科技（北京）有限公司

乙方：

身份证号：

甲方因发展需要，邀请乙方为甲方荣誉顾问，经双方协商，订立如下协议：

一、协议范围

甲方与乙方联合进行课题申请，项目合作，产品研发和技术落地等合作项目。成果所属权，根据项目具体研究讨论。

甲方提供项目设计以及数据分析的技术指导；

乙方提供脑神经医学问题的建议及意见；

其他事物以具体项目协商而定。

二、期限

本协议自双方签字（盖章）之日起生效，有效期为 2  年。

三、争端解决

因本合同引起的或与本合同有关的任何争议，双方协商解决。

四、未尽事宜

本协议未尽事宜，由双方协商后另立补充协议约定。补充协议应作为本协议的附件，与本协议具有相同效力。

附则

1、本协议一式二份，协议各方各执一份。各份协议文本具有同等法律效力。

2、本协议经各方签署后生效。

签署时间：         年         月        日

甲方（盖章）：

法定代表人或授权代表（签字）：

乙方（盖章）：

法定代表人或授权代表（签字）：